As filed with the Securities and Exchange Commission on March 6, 2012

Registration No. 333- 54802

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTERLINE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	13-3949418
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Church Street

New York, NY 10007

(Address of Principal Executive Offices)

Robert L. Levy President, Chief Financial Officer and Chief Operating Officer Centerline Holding Company 100 Church Street New York, NY 10007 (212) 317-5700	With copies to: Michael L. Zuppone, Esq. Paul Hastings LLP 75 East 55th Street New York, NY 10022 Telephone: (212) 318-6000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is filed by Centerline Holding Company, formerly known as Charter Municipal Mortgage Acceptance Company (the “Company”), and amends the Company’s registration statement on Form S-3 (File No. 333-54802) filed with the Securities and Exchange Commission on February 1, 2001 (the “Registration Statement”), which registered 2,416,891 common shares of beneficial interest, no par value, to be offered and sold from time to time by the holders thereof.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of post-effective amendment any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of March, 2012.

CENTERLINE HOLDING COMPANY

By:	/s/ Robert L. Levy
Name:	Robert L. Levy
Title:	President, Chief Financial Officer and Chief Operating Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 promulgated under the Securities Act of 1933.